Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne R. Weidner, Glenn E. Moyer, and H. Anderson Ellsworth, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, November lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/Thomas A. Beaver Thomas A. Beaver	Director	November 4, 2005
/s/John H. Body John H. Body	Director	November 4, 2005
/s/J. Ralph Borneman, Jr. J. Ralph Borneman, Jr.	Director	November 4, 2005
/s/Robert L. Byers Robert L. Byers	Director	November 4, 2005
/s/Fed D. Hafer Fred D. Hafer	Director	November 4, 2005
/s/Frederick P. Krott Frederick P. Krott	Director	November 4, 2005
/s/Patricia L. Langiotti Patricia L. Langiotti	Director	November 4, 2005
/s/Kenneth A. Longacre Kenneth A. Longacre	Director	November 4, 2005
/s/Goerge C. Mason George C. Mason	Director	November 4, 2005

/s/Glenn E. Moyer Glenn E. Moyer	Director and President	November 4, 2005
/s/Robert E. Rigg Robert E. Rigg	Director	November 4, 2005
/s/C. Robert Roth C. Robert Roth	Director	November 4, 2005
/s/Wayne R. Weidner Wayne R. Weidner	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)	November 4, 2005
/s/Donald P. Worthington Donald P. Worthington	Director and Executive Vice President	November 4, 2005
/s/Gary L. Rhoads Gary L. Rhoads	Treasurer and Executive Vice President (Chief Financial Officer)	November 4, 2005
/s/Michelle H. Debkowski Michelle H. Debkowski	Senior Vice President (Chief Accounting Officer)	November 4, 2005